EXXON MOBIL CORPORATION	EXHIBIT 99.2

To assist investors in assessing 3Q21 results, the following disclosures have been made available in this 8-K filing:
-	Identified items of $(0.01) per share assuming dilution, as noted on page 1 of the news release
-	A reconciliation of cash flow from operations and asset sales excluding working capital on page 1 of this exhibit and on page 7 and attachment V of the news release

3Q21 INVESTOR RELATIONS DATA SUMMARY (PAGE 1 of 4)
Earnings (Loss), $M	3Q21	2Q21	1Q21	4Q20	3Q20
Upstream
United States	869	663	363	(16,803)	(681)
Non-U.S.	3,082	2,522	2,191	(1,729)	298
Total	3,951	3,185	2,554	(18,532)	(383)
Downstream
United States	663	(149)	(113)	(514)	(136)
Non-U.S.	592	(78)	(277)	(697)	(95)
Total	1,255	(227)	(390)	(1,211)	(231)
Chemical
United States	1,183	1,282	715	461	357
Non-U.S.	957	1,038	700	230	304
Total	2,140	2,320	1,415	691	661

Corporate and financing	(596)	(588)	(849)	(1,018)	(727)
Net income (loss) attributable to ExxonMobil (U.S. GAAP)	6,750	4,690	2,730	(20,070)	(680)
Earnings (Loss) per common share (U.S. GAAP)	1.57	1.10	0.64	(4.70)	(0.15)
Earnings (Loss) per common share
- assuming dilution (U.S. GAAP)	1.57	1.10	0.64	(4.70)	(0.15)

Exploration expenses, including dry holes	190	176	164	595	188

Capital and Exploration Expenditures, $M
Upstream
United States	976	925	810	1,122	1,260
Non-U.S.	1,863	1,892	1,547	1,812	1,534
Total	2,839	2,817	2,357	2,934	2,794
Downstream
United States	199	193	271	488	390
Non-U.S.	267	262	199	674	382
Total	466	455	470	1,162	772
Chemical
United States	385	313	208	435	407
Non-U.S.	160	217	98	240	157
Total	545	530	306	675	564
Other	1	1	—	—	3

Total Capital and Exploration Expenditures	3,851	3,803	3,133	4,771	4,133

Effective Income Tax Rate, %	33%	30%	33%	22%	(198)%

Common Shares Outstanding, millions
At quarter end	4,234	4,234	4,234	4,233	4,228
Average - assuming dilution	4,276	4,276	4,272	4,272	4,271

Total Cash and Cash Equivalents, $B	4.8	3.5	3.5	4.4	8.8

Total Debt, $B	56.6	60.6	63.3	67.6	68.8

Cash Flow from Operations and Asset Sales, $M
Net cash provided by operating activities	12,091	9,650	9,264	4,005	4,389
Proceeds associated with asset sales	18	250	307	770	100
Cash flow from operations and asset sales	12,109	9,900	9,571	4,775	4,489
Changes in operational working capital	(659)	380	(1,953)	114	(863)
Cash flow from operations and asset sales excluding working capital	11,450	10,280	7,618	4,889	3,626

EXXON MOBIL CORPORATION

3Q21 INVESTOR RELATIONS DATA SUMMARY (PAGE 2 of 4)

Net production of crude oil, natural gas	3Q21	2Q21	1Q21	4Q20	3Q20
liquids, bitumen and synthetic oil, kbd
United States	758	687	665	719	692
Canada / Other Americas	569	529	575	619	487
Europe	21	16	35	32	26
Africa	248	254	253	258	297
Asia	668	669	691	658	735
Australia / Oceania	49	45	39	39	49
Total liquids production	2,313	2,200	2,258	2,325	2,286

Natural gas production available for sale, mcfd
United States	2,701	2,804	2,767	2,686	2,611
Canada / Other Americas	184	189	216	253	269
Europe	343	654	1,403	848	401
Africa	53	46	24	12	11
Asia	3,365	3,433	3,599	3,225	3,791
Australia / Oceania	1,464	1,168	1,164	1,161	1,233
Total natural gas production available for sale	8,110	8,294	9,173	8,185	8,316

Total worldwide liquids and gas production, koebd [1]	3,665	3,582	3,787	3,689	3,672

Refinery throughput, kbd
United States	1,684	1,532	1,532	1,594	1,601
Canada	404	332	364	359	341
Europe	1,215	1,223	1,153	1,130	1,183
Asia Pacific	585	607	545	522	486
Other Non-U.S.	163	164	157	150	148
Total refinery throughput	4,051	3,858	3,751	3,755	3,759

Petroleum product sales, kbd
United States	2,346	2,218	2,077	2,128	2,297
Canada	472	421	409	415	446
Europe	1,404	1,297	1,272	1,227	1,253
Asia Pacific	648	655	665	645	614
Other Non-U.S.	457	450	458	418	413
Total petroleum product sales	5,327	5,041	4,881	4,833	5,023

Gasolines, naphthas	2,191	2,117	1,996	2,039	2,077
Heating oils, kerosene, diesel	1,796	1,704	1,692	1,739	1,750
Aviation fuels	228	201	183	172	152
Heavy fuels	276	275	257	237	242
Specialty products	836	744	753	646	802
Total petroleum product sales	5,327	5,041	4,881	4,833	5,023

Chemical prime product sales, kt
United States	2,531	2,491	2,190	2,467	2,363
Non-U.S.	4,141	4,022	4,256	4,176	4,261
Total chemical prime product sales	6,672	6,513	6,446	6,643	6,624

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

EXXON MOBIL CORPORATION

3Q21 INVESTOR RELATIONS DATA SUMMARY (PAGE 3 of 4)

Earnings Factor Analysis, $M	3Q21 vs. 3Q20	3Q21 vs. 2Q21	2021 vs. 2020
Upstream
Prior Period	(383)	3,185	(1,498)
Realization	3,720	750	9,350
Noncash effect of year-end reserves	-230	—	-750
Other	3,950	750	10,100
Volume / Mix	140	250	-210
Other	470	-230	2,050
Expenses	280	80	1,270
Identified Items	10	—	420
Other	180	-310	360
Current Period	3,951	3,951	9,690
Downstream
Prior Period	(231)	(227)	134
Margin	1,250	790	-50
Volume / Mix	-10	320	-30
Other	250	370	580
Expenses	70	200	430
Identified Items	-10	—	340
Other	190	170	-190
Current Period	1,255	1,255	638
Chemical
Prior Period	661	2,320	1,272
Margin	1,640	-210	3,890
Volume / Mix	—	80	260
Other	-160	-50	450
Expenses	-50	40	190
Identified Items	-120	—	90
Other	10	-90	170
Current Period	2,140	2,140	5,875

Upstream Volume Factor Analysis, koebd
Prior Period	3,672	3,582	3,785
Downtime / Maintenance	108	128	-11
Growth / Decline	58	50	-20
Entitlements / Divestments	-182	16	-141
Government Mandates	10	-6	-38
Demand / Other	-1	-105	102
Current Period	3,665	3,665	3,677

EXXON MOBIL CORPORATION

3Q21 INVESTOR RELATIONS DATA SUMMARY (PAGE 4 of 4)

Sources and Uses of Funds, $M	3Q21
Beginning Cash	3,465
Earnings	6,750
Depreciation	4,990
Working Capital / Other	351
Proceeds Associated with Asset Sales	18
PP&E Adds / Investments and Advances[1]	-3,072
Shareholder Distributions	-3,720
Debt / Other Financing	-4,014
Ending Cash	4,768

1 PP&E Adds / Investments and Advances includes PP&E adds of ($2.8B) and net advances of ($0.2B).

Average Realization Data	3Q21	2Q21	1Q21	4Q20	3Q20
United States
ExxonMobil
Crude ($/b)	67.62	63.29	56.20	39.06	36.80
Natural Gas ($/kcf)	3.33	2.78	3.36	2.20	1.62

Benchmarks
WTI ($/b)	70.58	66.09	57.84	42.56	40.91
ANS-WC ($/b)	72.70	68.51	60.76	44.75	42.74
Henry Hub ($/mbtu)	4.02	2.83	2.71	2.67	1.98

Non-U.S.
ExxonMobil
Crude ($/b)	64.89	60.52	53.41	37.86	38.30
Natural Gas ($/kcf)	9.03	6.76	6.13	4.85	3.41
European NG ($/kcf)	10.81	6.76	5.87	4.87	3.25

Benchmarks
Brent ($/b)	73.47	68.83	60.90	44.22	43.00

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the third quarter of 2021. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators. ExxonMobil management assumes no duty to update these estimates.